                                                                  EXHIBIT (a)(5)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                            GIVE THE
                            SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:   NUMBER OF --
--------------------------  --------------------------
  1. An individual's        The individual
    account

  2. Two or more            The actual owner of the
    individuals (joint      account or, if combined
    account)                funds, the first
                            individual on the
                            account(1)

  3. Husband and wife       The actual owner of the
    (joint account)         account or, if joint
                            funds, the first
                            individual on the
                            account(1)

  4. Custodian account of   The minor(2)
    a minor (Uniform Gift
    to Minors Act)

  5. Adult and minor        The adult or, if the minor
    (joint account)         is the only contributor,
                            the minor(1)

  6. Account in the name    The ward, minor, or
    of guardian of          incompetent person(3)
    committee for a
    designated ward,
    minor, or incompetent
    person

  7. a The usual revocable The guarantor-trustee(1) savings trust account (grantor is also trustee)

    b So-called trust       The actual owner(1)
      account that is not
      a legal or valid
      trust under State
      law

  8. Sole proprietorship    The owner(4)
    account


                            GIVE THE
                            EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF --
--------------------------  --------------------------

  9.  A valid trust         Legal entity (Do not
     estate, or pension     furnish the identifying
     trust                  number of the personal
                            representative or trustee
                            unless the legal entity
                            itself is not designated
                            in the account title.)(5)

  10. Corporate account     The corporation

  11. Association, club,    The organization
     religious,
     charitable,
     educational, or other
     tax-exempt
     organization

  12. Partnership account   The partnership
     held in the name of
     the business

  13. A broker or           The broker of nominee
     registered nominee

  14. Account with the      The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     state or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments

------------------------

1   List first and circle the name of the person whose number you furnish.

2   Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4   Show the name of the owner.

5   List first and circle the name of the legal trust, estate, or pension trust.

   NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-4, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration of the Internal Revenue Service (IRS) and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP

WITHHOLDING.--The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13), and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting:

(1) A corporation.

(2) An organization exempt from tax under
    section 501(a), or an individual retirement plan (IRA), or a custodial account under 403(b)(7).

(3) The United States or any of its agencies or instrumentalities.

(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)A real estate investment trust.

(11)An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)A common trust fund operated by a bank under section 584(a).

(13)A financial institution.

(14)A middleman known in the investment
    community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15)A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding also include the following:

    -Payments to non resident aliens subject to withholding under section 1441.

    -Payments to partnerships not engaged in a
      trade or business in the U.S. and which have at least one nonresident partner.

    -Payments of patronage dividends not paid in money.

    -Payments made by certain foreign
      organizations.

     Payments of interest not generally subject to backup withholding including the following:

    -Payments of interest on obligations issued
      by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    -Payments of tax-exempt interest (including exempt interest dividends under section 852).

    -Payments described in section 6049(b)(5) to nonresident aliens.

    -Payments on tax-free covenant bonds under
      section 1451.

    -Payments made by certain foreign
      organizations.

    -Mortgage interest paid by you.

Exempt payees described above should complete substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART 1, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND SIGN AND DATE THE FORM.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6049, 6050A, and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct taxpayer identification number (TIN) to persons who must file information returns with IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an individual retirement arrangement (IRA). IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO INCLUDE CERTAIN ITEMS ON YOUR TAX RETURN.--If you fail to include property on your tax return certain items reported to IRS, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment of tax attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE